Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-164654, 333-160736, 333-137870, 333-132594, 333-125162) and Form S-8 (Nos. 333-159540, 333-156247, 333-142299, 333-134105, 333-133518, 333-131936, 333-171246, 333-174212, and 333-176239) of Rentech Inc. of our reports dated March 15, 2012 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Los Angeles, California

March 15, 2012